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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  MAY 21, 1998


                                   DVI, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

   DELAWARE                         0-16271                     22-2722773
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(State or Other Jurisdiction     (Commission                   (IRS Employer
 of Incorporation)                File No.)                 Identification No.)


500 HYDE PARK, DOYLESTOWN, PENNSYLVANIA                         18901
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(Address of Principal Executive Office)                       (Zip Code)

Registrant's Telephone Number, Including Area Code: (215) 345-6600



                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     On April 24, 1998, DVI, Inc. (the "Company") filed a registration statement on Form S-3 (File No. 333-50895) (the "Registration Statement"), relating to $500,000,000 in aggregate principal amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants with the Securities and Exchange Commission (the "SEC"). On May 4, 1998, the Registration Statement was declared effective by the SEC. The Company has offered for sale 2,200,000 shares of its Common Stock (the "Common Stock"), plus an over-allotment option for up to an additional 330,000 shares, in an underwritten public offering through the several underwriters listed on Schedule I to the Underwriting Agreement which is filed as Exhibit 1.1 hereto and has offered for sale 340,000 shares to certain stockholders in a direct offering pursuant to the Stock Purchase Agreement which is filed as Exhibit 99.1 hereto.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

     1.1 Underwriting Agreement dated May 21, 1998 by and between the Company and the Underwriters named therein.

    99.1 Stock Purchase Agreement dated May 21, 1998 by and between the Company and the Stockholders named therein.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DVI, INC.


                                   By: /s/ Steven R. Garfinkel
                                       ------------------------------
                                       Steven R. Garfinkel
                                       Chief Financial Officer

Date: May 26, 1998
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                                 EXHIBIT INDEX

Exhibit
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1.1  Underwriting Agreement dated May 21, 1998 by and between the Company and the Underwriters named therein.

99.1 Stock Purchase Agreement dated May 21, 1998 by and between the Company and the Stockholders named therein.